Exhibit 10.46

Portions of this exhibit marked [*] are requested to be treated confidentially.

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (this “Second Amendment”) is made and entered into as of this 27th day of November, 2018 (“Effective Date”) by and between Athenex, Inc., formerly known as Kinex Pharmaceuticals, Inc., a corporation organized and existing under the laws of the state of Delaware, USA, with a principal place of business at 1001 Main Street, Suite 600, Buffalo, New York 14203 (“Athenex” or “Kinex”), and PharmaEssentia Corp., a publicly traded company organized and existing under the laws of Taiwan with a principal place of business at 13F., No. 3 YuanQu Street, Nankang District, Taipei 115, Taiwan (“PharmaEssentia”).

WITNESSETH:

WHEREAS, Athenex and PharmaEssentia entered into a License Agreement on December 16, 2013 for the license by Athenex to PharmaEssentia of rights in Oraxol and Oratecan, which agreement was subsequently amended by a First Amendment to License Agreement on December 23, 2016 (collectively, the “License”);

WHEREAS, Athenex and PharmaEssentia wish to amend the terms of the License to add the rights to Athenex’s Oradoxel and to make other amendments;

NOW, THEREFORE,

1.

All capitalized terms used in this Second Amendment and not defined herein shall have the meaning given to them in the License.  Except as amended by this Second Amendment, the License shall continue in full force and effect.

2.	Section 1.42 of the License is amended and restated in its entirety as follows:

“1.42 ‘Licensed Product(s)’ means Oraxol, Oratecan and Oradoxel for use in the Territory.”

3.	A new Section 1.46.5 shall be added immediately after Section 1.46, as follows:

“1.46.5 ‘Oradoxel’ means any oral dosage, chemotherapy drug that contains the Compound and Docetaxel as active pharmaceutical ingredients.”

4.	Section 3.2(a) of the License is amended and restated in its entirety as follows:

“3.2(a) General.  PharmaEssentia shall be responsible for and shall itself, or through its Affiliates or Third Parties, conduct Development and Commercialization in the Territory in the Field during the term of this Agreement.  Within 60 days after the Effective Date, PharmaEssentia shall prepare a draft plan and budget (in English) for Development and Commercialization in each of the countries within the Territory and submit such draft plan to the Steering Committee (as defined in Section 3.4) which will agree on and oversee the plan for Development and Commercialization (the “Development Plan”) during the term of this Agreement.  If PharmaEssentia fails to (i) file an IND with the Taiwan Regulatory Authority within six months after Kinex provides it with the IND that Kinex has filed with the United States Regulatory Authority, (ii) assuming that a 505b2 strategy is allowed by Taiwan FDA, enrollment of at least forty (40) patients for the Oraxol program within eighteen (18) months after IND is allowed by the Taiwan FDA, (iii) assuming that a 505b2 strategy is allowed, enrollment of at least forty (40) patients for the Oratecan program within 18 months after the IND for Oratecan is allowed by the Taiwan FDA, (iv) file an IND application to Drug Administration Of Vietnam for the Oraxol program by December 31, 2019, and (v) file an application for a Free Sale Certificate within three (3) months after the approval of an NDA for each Licensed Product, all rights and licenses under this Agreement shall immediately terminate, provided, however, Kinex shall grant a six month extension on any of the foregoing timelines at the reasonable written request of PharmaEssentia prior to any termination of this Agreement.

5.	Section 3.2(c)(i) and (ii) of the License is amended and restated in its entirety as follows:

“(i)conduct all Clinical Studies in the Territory for Oraxol, Oratecan and Oradoxel in support of the clinical strategy under the Development Plan; and

(ii)participate in the Phase III Studies for Oraxol, Oratecan and Oradoxel in such a manner in conjunction with Kinex which will support PharmaEssentia’s application for a Regulatory Approval of Licensed Product in each of the countries within the Territory.”

6.	Section 3.2(k) of the License is amended and restated in its entirety as follows:

“(k) Supply of Licensed Product.  Kinex shall supply PharmaEssentia free of charge, in accordance with regulatory requirements and as requested in writing by PharmaEssentia, the Licensed Products that are sufficient for the Clinical Studies (up to 80 patients) in the Territory, except for Oradoxel.  For Oradoxel, Kinex shall supply PharmaEssentia, in accordance with regulatory requirements and as requested in writing by PharmaEssentia, Oradoxel sufficient for Clinical Trials in the Territory and PharmaEssentia shall be responsible to Kinex for the reasonable cost and expense of such supply.”

7.	Section 4.1(a) – (e) of the License is amended and restated in its entirety as follows:

(a)	Effective Date	US$50,000
(b)	Initiation anywhere in the Territory of 505b2 strategy registration studies or one Phase III Clinical Study for the regular NDA approval process for any Licensed Product	US$[*]
(c)	Initiation of first Clinical Study of Oradoxel in any country in the Territory	US$[*]
(d)	Initiation of a Phase III Clinical Study of Oradoxel in any country in the Territory	US$[*]
(e)	Filing of an NDA for the Regulatory Approval for Oradoxel in any country in the Territory	US$[*]
(f)	Filing of an NDA for the Regulatory Approval for Oradoxel in any country in the Territory	US$[*]
(g)	Filing of an NDA for the Regulatory Approval for Oratecan in any country in the Territory	US$[*]
(h)	Regulatory Approval of Oradoxel in Taiwan	US$[*]
(i)	Regulatory Approval of Oradoxel in Singapore	US$[*]
(j)	Regulatory Approval of any Licensed Products in the Territory	US$[*]

[*]Confidential treatment requested; certain information omitted and filed separately with the SEC.

8.	In consideration for this Second Amendment, PharmaEssentia shall pay to Athenex US$2.0M on or before December 15, 2018.

IN WITNESS WHEREOF, Athenex and PharmaEssentia have executed this First Amendment as of the date first set forth above.

ATHENEX, INC.		PHARMAESSENTIA CORP.
/s/	Johnson Lau	/s/	Chingleou Teng
By:	Johnson Lau	By:	Chingleou Teng
Title:	Chief Executive Officer	Title:	Chairperson

[*]Confidential treatment requested; certain information omitted and filed separately with the SEC.